EXHIBIT 23.2



                  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the Glenayre 1996 Incentive Stock Plan of our report dated January 31, 1996, with respect to the consolidated financial statements and schedule of Glenayre Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended
December 31, 1995, filed with the Securities and Exchange Commission.

                               ERNST & YOUNG LLP


Charlotte, North Carolina
May 28, 1996

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